Exhibit 10.2

CONFIDENTIAL

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 4, 2018, by and between Oath Inc., a Delaware corporation (“Seller”) and Helios and Matheson Analytics Inc., a Delaware corporation (“Buyer”).

WHEREAS:

A. Pursuant to that certain Asset Purchase Agreement, dated as of April 4, 2018 (the “Asset Purchase Agreement”), by and between Seller and Buyer, Buyer has agreed, upon the terms and subject to the conditions of the Asset Purchase Agreement, to issue to Seller (i) shares of Buyer’s common stock, par value $0.01 per share (“Common Stock”) and (ii) warrants (the “Closing Warrants”), which will be exercisable to purchase shares of Common Stock (as exercised, collectively, the “Warrant Shares”) in accordance with the terms of the Closing Warrants.

B. As a condition to the consummation of the transactions described above, Buyer has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.  Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)  “Additional Effective Date” means the date the Additional Registration Statement is declared effective by the SEC.

(b)  “Additional Effectiveness Deadline” means the date which is the earlier of (x) (i) the date which is 45 days after the earlier of the Additional Filing Date and the Additional Filing Deadline and (y) the fifth Business Day after the date Buyer is notified (orally or in writing, whichever is earlier) by the SEC that such Additional Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Additional Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(c)  “Additional Filing Date” means the date on which the Additional Registration Statement is filed with the SEC.

(d)  “Additional Filing Deadline” means, if Cutback Shares are required to be included in any Additional Registration Statement, the date which is six months from the Initial Effective Date or the most recent Additional Effective Date, as applicable.

(e)  “Additional Registrable Securities” means, (i) any Cutback Shares not previously included on a Registration Statement, and (ii) any capital stock of Buyer issued or issuable with respect to the Cutback Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercise of the Closing Warrants; provided, that any such Additional Registrable Securities shall cease to be Additional Registrable Securities to the extent: (i) a Registration Statement with respect to the sale of such Additional Registrable Securities has become effective under the 1933 Act and such Additional Registrable Securities have been disposed of pursuant to such Registration Statement; (ii) such Additional Registrable Securities are able to be sold pursuant to Rule 144 without regard to the volume and manner of sale limitations contained thereunder and without the requirement of Buyer to comply with Rule 144(c)(1) as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the transfer agent and Seller; (iii) such Additional Registrable Securities shall have been otherwise transferred and no longer bear a legend restricting transfer under the 1933 Act, and may be resold without registration under the 1933 Act; or (iv) such Additional Registrable Securities cease to be outstanding. Notwithstanding the foregoing, the term “Additional Registrable Securities” does not include any Zone Securities.

(f)  “Additional Registration Statement” means a registration statement or registration statements of Buyer filed under the 1933 Act covering the resale of any Additional Registrable Securities.

(g)  “Additional Required Registration Amount” means any Cutback Shares not previously included on a Registration Statement, without regard to any limitations on the exercise of the Closing Warrants.

(h)  “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(i)  “Closing Date” shall have the meaning set forth in the Asset Purchase Agreement.

(j)  “Cutback Shares” means any of the Initial Required Registration Amount or the Additional Required Registration Amount of Registrable Securities not included in any Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of Buyer permitted to be registered by the staff of the SEC pursuant to Rule 415; provided, however, that Seller shall be entitled to elect the portion of its Warrant Shares that are to be considered Cutback Shares.

(k)  “effective” and “effectiveness” refer to a Registration Statement that has been declared effective by the SEC and is available for the resale of the Registrable Securities required to be covered thereby.

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(l)  “Effective Date” means the Initial Effective Date and the Additional Effective Date, as applicable.

(m)  “Effectiveness Deadline” means the Initial Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.

(n)  “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the NYSE American LLC, The NASDAQ Global Select Market or The Nasdaq Global Market.

(o)  “Filing Deadline” means the Initial Filing Deadline and the Additional Filing Deadline, as applicable.

(p)  “Initial Effective Date” means the date that the Initial Registration Statement has been declared effective by the SEC.

(q)  “Initial Effectiveness Deadline” means the first anniversary of the Closing Date; provided, however, that if the Initial Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Initial Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(r)  “Initial Filing Date” means the date on which the Initial Registration Statement is filed with the SEC.

(s)  “Initial Filing Deadline” means the date which is six months after the Closing Date.

(t)  “Initial Registrable Securities” means (i) the Warrant Shares issued or issuable upon exercise of the Closing Warrants and (ii) any capital stock of Buyer issued or issuable with respect to the Warrant Shares or the Closing Warrants, in each case as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on the exercise of the Closing Warrants; provided, that any such Initial Registrable Securities shall cease to be Initial Registrable Securities to the extent: (i) a Registration Statement with respect to the sale of such Initial Registrable Securities has become effective under the 1933 Act and such Initial Registrable Securities have been disposed of pursuant to such Registration Statement; (ii) such Initial Registrable Securities are able to be sold pursuant to Rule 144 without regard to the volume and manner of sale limitations contained thereunder and without the requirement of Buyer to comply with Rule 144(c)(1) as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the transfer agent and Seller; (iii) such Initial Registrable Securities shall have been otherwise transferred and no longer bear a legend restricting transfer under the 1933 Act, and may be resold without registration under the 1933 Act; or (iv) such Initial Registrable Securities cease to be outstanding. Notwithstanding the foregoing, the term “Initial Registrable Securities” does not include any Zone Securities.

(u)  “Initial Registration Statement” means a registration statement or registration statements of Buyer filed under the 1933 Act covering the resale of the Initial Registrable Securities.

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(v)  “Initial Required Registration Amount” means the maximum number of Warrant Shares issued and issuable pursuant to the Closing Warrants, each as of the Trading Day immediately preceding the applicable date of determination, without regard to any limitations on the exercise of the Closing Warrants.

(w)  “Lock-Up Agreement” means that certain Lock-Up Agreement, dated as of the date hereof, by and between Seller and Buyer.

(x)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(y)  “Principal Market” means The NASDAQ Capital Market.

(z)  “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(aa) “Registrable Securities” means the Initial Registrable Securities and the Additional Registrable Securities; provided, that any such Registrable Securities shall cease to be Registrable Securities to the extent: (i) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the 1933 Act and such Registrable Securities have been disposed of pursuant to such Registration Statement; (ii) such Registrable Securities are able to be sold pursuant to Rule 144 without regard to the volume and manner of sale limitations contained thereunder and without Buyer’s requirement to comply with Rule 144(c)(1) as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the transfer agent and Seller; (iii) such Registrable Securities shall have been otherwise transferred and no longer bear a legend restricting transfer under the 1933 Act, and may be resold without registration under the 1933 Act; or (iv) such Registrable Securities cease to be outstanding.

(bb)  “Registration Statement” means the Initial Registration Statement and the Additional Registration Statement, as applicable.

(cc)  “Required Registration Amount” means either the Initial Required Registration Amount or the Additional Required Registration Amount, as applicable.

(dd)  “Rule 144” means Rule 144 (or any successor thereto) promulgated under the 1933 Act.

(ee)  “Rule 415” means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(ff)  “SEC” means the United States Securities and Exchange Commission.

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(gg)  “SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the 1933 Act.

(hh)  “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(ii)  “Zone Securities” means any securities received by Seller pursuant to Buyer’s plan to spin off its wholly-owned subsidiary Zone Technologies, Inc., a Nevada corporation.

2.  Registration.

(a)  Initial Mandatory Registration. Buyer shall prepare, and, in no event later than the Initial Filing Deadline, file with the SEC the Initial Registration Statement on Form S-3 covering the resale of all of the Initial Registrable Securities. In the event that Form S-3 is unavailable for such a registration, Buyer shall use such other form as is available for such a registration on another appropriate form that Buyer is then eligible to use, subject to the provisions of Section 2(e). The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Initial Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC. Buyer shall use its reasonable best efforts to have the Initial Registration Statement declared effective by the SEC no later than the Initial Effectiveness Deadline. By 9:30 a.m. New York time on the second Business Day following the Initial Effective Date, Buyer shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement.

(b)  SEC Modification on Offering Size. Notwithstanding the registration obligations set forth in Section 2(a), if the SEC informs Buyer that all of the Initial Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, Buyer agrees to promptly inform Seller thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC, covering the maximum number of Initial Registrable Securities permitted to be registered by the SEC as a secondary offering; provided, however, that prior to filing such amendment, Buyer shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Initial Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that Buyer used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by Seller as to its Registrable Securities, the number of securities to be registered on such Registration Statement will be reduced first by reducing or eliminating any securities to be included by any Person other than Seller. In the event of a cutback hereunder, Buyer shall give Seller at least five Trading Days prior written notice along with the calculations as to Seller’s cut-back.

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(c)  Additional Mandatory Registrations. Buyer shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an Additional Registration Statement on Form S-3 covering the resale of all of the Additional Registrable Securities not previously registered on an Additional Registration Statement hereunder. To the extent the staff of the SEC does not permit the Additional Required Registration Amount to be registered on an Additional Registration Statement, Buyer shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the Additional Required Registration Amount has been registered with the SEC. In the event that Form S-3 is unavailable for such a registration, Buyer shall use such other form as is available for such a registration on another appropriate form that Buyer is then eligible to use, subject to the provisions of Section 2(e). Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Additional Required Registration Amount determined as of the date such Additional Registration Statement is initially filed with the SEC. Buyer shall use its reasonable best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Additional Effectiveness Deadline. By 9:30 a.m. New York time on the second Business Day following the Additional Effective Date, Buyer shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement.

(d)  Seller’s Counsel. Subject to Section 5 hereof, Seller shall have the right to select one legal counsel to review any registration pursuant to this Section 2 (“Seller’s Counsel”), which shall be Morrison & Foerster LLP or such other counsel as thereafter designated by Seller. Buyer and Seller’s Counsel shall reasonably cooperate with each other in performing Buyer’s obligations under this Agreement.

(e)  Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, Buyer shall (i) use such other form as is available for such a registration on another appropriate form that Buyer is then eligible to use and (ii) use its reasonable best efforts to register the Registrable Securities on Form S-3 as soon as practicable after Buyer becomes eligible to use such form, provided that Buyer shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC. Notwithstanding the foregoing, Buyer shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by Seller on Form S-3.

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3.  Related Obligations.

At such time as Buyer is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(c) or 2(e), Buyer will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, Buyer shall have the following obligations:

(a)  Buyer shall use its reasonable best efforts to keep each Registration Statement effective pursuant to Rule 415 as long as the securities covered thereby are Registrable Securities (the “Registration Period”). Buyer shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The term “reasonable best efforts” shall mean, among other things, that Buyer shall submit to the SEC, within two Business Days after the later of the date that (i) Buyer learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Seller’s Counsel pursuant to Section 3(c) (which approval is immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two Business Days after the submission of such request. Buyer shall respond in writing to comments made by the SEC in respect of a Registration Statement as soon as reasonably practicable, but in no event later than 30 days after the receipt of comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective.

(b)  Buyer shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of Buyer filing a report on Form 10-K, Form 10-Q, Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), Buyer shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for Buyer to amend or supplement such Registration Statement.

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(c)  Buyer shall (A) permit Seller’s Counsel to review and comment upon (i) a Registration Statement at least five Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) in a form to which Seller’s Counsel reasonably objects. Buyer shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior consent of Seller’s Counsel, which consent shall not be unreasonably withheld. Buyer shall furnish to Seller’s Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to Buyer or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by Seller, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. Buyer shall reasonably cooperate with Seller’s Counsel in performing Buyer’s obligations pursuant to this Section 3.

(d)  Buyer shall furnish to Seller, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, such number of copies of the prospectus included in such Registration Statement and all amendments and supplements thereto as Seller may reasonably request and (iii) such other documents, including copies of any preliminary or final prospectus, as Seller may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by Seller.

(e)  Buyer shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Seller of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that Buyer shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. Buyer shall promptly notify Seller and Seller’s Counsel of the receipt by Buyer of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

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(f)  Buyer shall notify Seller and Seller’s Counsel in writing of the happening of any event, as promptly as practicable after becoming aware of such event but in any event on the same Trading Day as such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall notice contain any material, non-public information, unless Seller gives its prior written consent thereto), and, subject to Section 3(p), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to Seller and Seller’s Counsel as Seller or Seller’s Counsel may reasonably request. Buyer shall also promptly notify Seller and Seller’s Counsel in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Seller and Seller’s Counsel by facsimile or email on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information and (iii) of Buyer’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. By 9:30 a.m. New York City time on the second Business Day following the date any post-effective amendment has become effective, Buyer shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(g)  Buyer shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, use its reasonable best efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Seller and Seller’s Counsel of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation of any proceeding for such purpose.

(h)  Buyer shall hold in confidence and not make any disclosure of information concerning Seller provided to Buyer unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement. Buyer agrees that it shall, upon learning that disclosure of such information concerning Seller is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to Seller and allow Seller, at the Seller’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i)  Buyer shall promptly use its reasonable best efforts to either (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by Buyer are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure the inclusion for quotation of all of the Registrable Securities on the Principal Market or another Eligible Market that is then the principal trading market on which the Common Stock is listed. Buyer shall use its reasonable best efforts to maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market. Neither Buyer nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. Buyer shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

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(j)  Buyer shall cooperate with Seller and, to the extent applicable, facilitate the timely preparation and delivery of certificates or evidence of book entry provided by the Buyer’s transfer agent (in each case not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as Seller may reasonably request and registered in such names as Seller may request.

(k)  If requested by Seller, Buyer shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as Seller reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(l)  Buyer shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m)  Buyer shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a 12 month period beginning not later than the first day of Buyer’s fiscal quarter next following the applicable Effective Date of a Registration Statement; provided that such requirement shall be deemed satisfied if Buyer timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act as required thereby and otherwise complies with Rule 158 under the 1933 Act.

(n)  Buyer shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o)  Within two Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, Buyer shall deliver, and shall cause legal counsel for Buyer to deliver, to the transfer agent for such Registrable Securities confirmation that such Registration Statement has been declared effective by the SEC.

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(p)  Notwithstanding anything to the contrary herein, at any time after the Effective Date, Buyer may delay the disclosure of material, non-public information concerning Buyer the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of Buyer and its counsel, in the best interest of Buyer and, in the opinion of counsel to Buyer, otherwise required (a “Grace Period”); provided, that Buyer shall promptly (i) notify Seller in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice Buyer will not disclose the content of such material, non-public information to Seller) and the date on which the Grace Period will begin, and (ii) notify Seller in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 20 consecutive days and during any 365 day period such Grace Periods shall not exceed an aggregate of 60 days and the first day of any Grace Period must be at least five Trading Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date Seller receives the notice referred to in clause (i) and shall end on and include the later of the date Seller receives the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, Buyer shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, Buyer shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of Seller in connection with any sale of Registrable Securities with respect to which Seller has entered into a contract for sale, prior to Seller’s receipt of the notice of a Grace Period and for which Seller has not yet settled.

(q)  Neither Buyer nor any of its Subsidiaries has entered, as of the date hereof, nor shall Buyer or any of its Subsidiaries, on or after the date of this Agreement, without the prior written consent of Seller, enter into any agreement with respect to its securities, that conflict with or impair the registration rights granted to Seller in this Agreement or otherwise conflicts with the provisions hereof.

(r)  Subject to the terms of this Agreement, Buyer hereby consents to the use of any prospectus and each amendment or supplement thereto by Seller in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(f).

(s)  Buyer shall cooperate with any broker-dealer through which Seller proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by Seller, and Seller shall pay the filing fee required by such filing.

4.  Obligations of Seller.

(a)  At least five Business Days prior to the first anticipated Filing Date of a Registration Statement, Buyer shall notify Seller in writing of the information Buyer requires from Seller. It shall be a condition precedent to the obligations of Buyer to complete any registration pursuant to this Agreement with respect to the Registrable Securities that Seller shall furnish to Buyer such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as Buyer may reasonably request.

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(b)  Seller agrees to cooperate with Buyer as reasonably requested by Buyer in connection with the preparation and filing of any Registration Statement hereunder.

(c)  Seller agrees that, upon receipt of any notice from Buyer of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), Seller will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until Seller’s receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, Buyer shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of Seller in connection with any sale of Registrable Securities with respect to which Seller has entered into a contract for sale prior to Seller’s receipt of a notice from Buyer of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which Seller has not yet settled.

(d)  Seller covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.  Expenses of Registration.

All expenses incident to Buyer’s performance of or compliance with this Agreement shall be paid by Buyer, including, without limitation, all registration, listing and qualifications fees, printers fees, fees and expenses of Buyer’s independent auditors, and fees and expenses of counsel for Buyer shall be paid by Buyer. Notwithstanding the foregoing, in connection with any offerings pursuant to a Registration Statement filed in accordance with this Agreement, Seller shall pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, (ii) any fees and expenses of brokers, advisors, accountants or counsel to Seller (other than as set forth in the immediately preceding sentence), (iii) any applicable transfer or similar taxes, (iii) fees and disbursements of Seller’s Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement.

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6.  Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)  To the fullest extent permitted by law, Buyer shall indemnify and hold harmless Seller, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls Seller within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if Buyer files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by Buyer of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), Buyer shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to Buyer by such Indemnified Person or by counsel to such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto if such prospectus was timely made available by Buyer pursuant to Section 3(d); and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by Seller pursuant to Section 9.

(b)  In connection with any Registration Statement, Seller shall, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, Buyer, each of its directors and officers who signs the Registration Statement and each Person, if any, who controls Buyer within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to Buyer by Seller or Seller’s Counsel expressly for use in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed; provided, further, however, that Seller shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to Seller as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by Seller pursuant to Section 9.

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(c)  Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the Indemnified Person or the Indemnified Party and reasonably acceptable to the indemnifying party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party, as the case may be, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by Seller. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as a term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of an unconditional release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action as a result of such failure or delay.

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(d)  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  Contribution.

If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and indemnified party, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnified party or indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.  Reports Under the 1934 Act.

With a view to making available to Seller the benefits of Rule 144, Buyer agrees that it will: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) without limiting the generality of the foregoing clause (i), file with the SEC in a timely manner all reports and other documents required of Buyer under the 1933 Act and the 1934 Act so long as Buyer remains subject to such requirements (or, if Buyer is not required to file such reports, it will, upon the reasonable request of Seller, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144); and (iii) take all such actions necessary to maintain its eligibility to sell such securities pursuant to Rule 144. Upon the request of Seller, Buyer will deliver to Seller a written statement as to whether it has complied with such requirements. So long as Seller is the record or beneficial owner of Registrable Securities, Buyer shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

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9.  Assignment of Registration Rights.

The rights of Seller under this Agreement may be assigned to any transferee of all or any portion of Seller’s Registrable Securities; provided, that: (i) Seller agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Buyer within a reasonable time after such assignment; (ii) Buyer is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time Buyer receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with Buyer, in form and substance reasonably acceptable to Buyer, to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Lock-Up Agreement.

10.  Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Buyer and Seller. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon Seller and Buyer. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

11.  Miscellaneous.

(a)  This Agreement shall be effective as of the Closing Date. This Agreement shall terminate automatically, and Buyer shall have no further obligations hereunder, at such time when Seller does not hold Registrable Securities.

(b)  If Buyer receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, Buyer shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(c)  All notices, deliveries and other communications pursuant to this Agreement will be in writing and will be deemed given if delivered personally, telecopied, delivered by globally recognized express delivery service or electronic mail to the parties at the addresses or facsimile numbers set forth below or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopy, on the Business Day after the day that the Party giving notice receives electronic confirmation of sending from the sending telecopy machine, (iii) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems and (iv) in the case of electronic mail sent prior to the close of normal business hours on a Business Day, on the date of sending (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day).

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If to Buyer:

Helios & Matheson Analytics Inc.
Empire State Building

350 5th Avenue

New York, New York 10118
Attn: Chief Financial Officer
Email: sbenson@hmny.com

With a copy (which will not constitute notice) to:

Greenberg Traurig LLP
1840 Century Park East

Suite 1900

Los Angeles, CA 90067
Attn: Kevin Friedmann
Email: friedmannk@gtlaw.com

If to Seller:

Oath Inc.
22000 AOL Way

Dulles, VA 20166
Attn: Deputy General Counsel
Facsimile: 703-256-3992

With a copy to:

Oath Inc.
770 Broadway

New York, NY 10003
Attn: Chief Financial Officer
Facsimile: 917-606-4773

If to Seller’s Counsel:

Morrison and Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention: Eric McCrath
Email: emccrath@mofo.com

(d)  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

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(e)  This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without regard to choice or conflict of law principles that would result in the application of any laws other than the laws of the State of New York. Any legal action, suit or proceeding arising out of, based upon or relating to this Agreement or the transactions contemplated hereby shall be brought solely in a federal court in the Southern District of New York or in a state court in New York County in New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of, based upon or relating to this Agreement and the rights and obligations arising hereunder and agrees that it will not bring any action arising out of, based upon or related to this Agreement in any other court. Each Party agrees that notice or the service of process in any action, suit or proceeding arising out of, based upon or relating to this Agreement or the rights and obligations arising hereunder shall be properly served or delivered if delivered in the manner contemplated by Section 12(c). Each Party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement and the Transactions contemplated hereby.

(f)  The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions will remain in full force and effect unless the deletion of such provision will cause this Agreement to become materially adverse to either party, in which event the parties shall use commercially reasonable efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

(g)  This Agreement sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.

(h)  Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(i)  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)  This Agreement may be executed in two or more counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(k)  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(m)  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of Seller and Buyer have caused this Registration Rights Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

OATH INC.

By:	/s/ Mark Roszkowski
Name:	Mark Roszkowski
Title:	EVP Head of Corporate Development

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Ted Farnsworth
Name:	Ted Farnsworth
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

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